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                                                                 Exhibit 23(a)

                       CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Textron Inc. for the registration of Senior Debt Securities, Subordinated Debt Securities and Junior Subordinated Debt Securities of Textron Inc. and Preferred Securities of Textron Capital I, II and III and Textron Finance, L.P. and to the incorporation by reference therein of our report dated February 2, 1995 with respect to the consolidated financial statements of Textron Inc. incorporated by reference in, and our report dated March 24, 1995 on the financial statement schedules of Textron Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP
                                            ERNST & YOUNG LLP

New York, New York
October 5, 1995